SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2002

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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (A New York Corporation) P. O. Box 12904 Albany, New York 12212-2904 (518) 434-3049	14-1798693
1-3103-2	New York State Electric & Gas Corporation (A New York Corporation) P. O. Box 3287 Ithaca, New York 14852-3287 (607) 347-4131	15-0398550

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.  Other Events

(See report on Form 10-Q for Energy East and NYSEG for quarter ended September 30, 2001, Item 2(a) Liquidity and Capital Resources, NYSEG Electric Rate Agreement and RGS Energy Merger Agreement.)

NYSEG Electric Rate and Restructuring Agreement

NYSEG's five-year rate plan under its electric rate and restructuring agreement was approved by the New York State Public Service Commission (NYPSC) in January 1998 and extends to March 2003. At the NYPSC's open session on December 19, 2001, the NYPSC voted to approve a temporary electric rate decrease of $205 million, and subsequently on January 10, 2002, the NYPSC issued its Order.

The Order directs NYSEG to file tariffs on or before January 21, 2002, for new temporary rates that provide the same percentage rate decrease to all electric customers. The temporary rates are to become effective January 30, 2002, and would remain in effect until the NYPSC determines the appropriate level of permanent rates. The Order also directs NYSEG to file, on or before April 1, 2002, the support required for the NYPSC to establish permanent rates.

NYSEG believes that the NYPSC's action is unlawful and that it violates the five-year rate plan under the electric rate and restructuring agreement. The company will take whatever steps are necessary to appeal the NYPSC's action. If implemented, the NYPSC's temporary rate reduction would materially affect NYSEG's earnings and cash flow because it would accelerate a rate reduction previously expected to occur at the end of the rate plan in March 2003. NYSEG continues to evaluate the ultimate effect of the temporary rates on earnings and cash flows. The company is working with the NYPSC's staff and other parties to reach a negotiated settlement on NYSEG's revised long-term electric rate plan filed on August 3, 2001.

As a result of the passage of time in connection with reaching a negotiated settlement with the NYPSC, the company now expects to complete its merger with RGS Energy in the second quarter of 2002.

Forward-looking Statements

This Form 8-K contains certain forward-looking statements that are based upon management's current expectations and information that is currently available. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. Whenever used in this report, the words "estimate," "expect," "believe," or similar expressions are intended to identify such forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others: the deregulation and continued regulatory unbundling of a vertically integrated industry; the companies' ability to compete in the rapidly changing and increasingly competitive electricity and natural gas utility markets; regulatory uncertainty in a politically-charged environment of rising energy prices; the operation of the New York Independent System Operator and ISO New England, Inc.; the operation of a regional transmission organization; the ability to control non-utility generator and other costs; changes in fuel supply or cost and the success of strategies to satisfy power requirements now that all of Energy East's coal-fired generation assets have been sold; Energy East's ability to expand its products and services, including its energy infrastructure in the Northeast; Energy East's ability to integrate the operations of Connecticut Energy, CMP Group, CTG Resources, Berkshire Energy and RGS Energy with its operations; market risk; the ability to obtain adequate and timely rate relief; nuclear or environmental incidents; legal or administrative proceedings; changes in the cost or availability of capital; growth in the areas in which the companies are doing business; weather variations affecting customer energy usage; and other considerations that may be disclosed from time to time in the companies' publicly disseminated documents and filings. The companies undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 11, 2002	ENERGY EAST CORPORATION (Registrant) By /s/ Kenneth M. Jasinski Kenneth M. Jasinski Executive Vice President, General Counsel & Secretary
Date: January 11, 2002	NEW YORK STATE ELECTRIC & GAS CORPORATION (Registrant) By /s/ Sherwood J. Rafferty Sherwood J. Rafferty Senior Vice President and Chief Financial Officer